SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K/A

_________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 9, 2005

SOMERSET INTERNATIONAL GROUP, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

DELAWARE	0-10854	13-27956-75
(State or other jurisdiction of incorporation or organization)	(Commission file no.)	(I.R.S. Employer Identification No.)

90 WASHINGTON VALLEY ROAD

BEDMINSTER, NEW JERSEY 07921

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(908) 719-8909

(ISSUER TELEPHONE NUMBER)

(FORMER ADDRESS)

=======================================================================================================

FORWARD LOOKING STATEMENTS

This Form 8-K/A and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 11, 2005 (the “Effective Date”), pursuant to an Agreement and Plan of Merger (the “Agreement”) between the Company; Secure System, Inc. (“Secure” or “SSI”), a New Jersey corporation; and SECSYS Acquisition Corp. (“SECSYS”), a New Jersey corporation and wholly owned, inactive subsidiary of the Company, Secure merged into SECSYS and as the surviving entity of the merger became a wholly owned subsidiary of the Company. In consideration for the acquisition of all of the outstanding shares of Secure, the Company paid a total of $500,000 to Secure to be used as working capital and issued a total of 3,000,004 shares of its Series A Convertible Preferred Stock to the shareholders of Secure. These shares of Preferred Stock are convertible into shares of the Company’s common shares at the option of the shareholder at the conversion rate of $1.00 per share.

The acquisition was financed through a short term bridge financing of $504,000. Pursuant to the terms of the offering, the Company had a minimum raise of $500,000 and a maximum raise of $700,000. As of March 11, 2005, the Company raised the minimum of $500,000 and these proceeds were distributed to Secure as part of that transaction. Each of the investors in this financing received six (6) month notes with a twelve (12%) percent annual interest rate. In addition, 504,000 shares were issued to these investors.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On March 11, 2005 pursuant to the Agreement, Secure merged into SECSYS and as the surviving entity of the merger became a wholly owned subsidiary of the Company. In consideration for the acquisition of all of the outstanding shares of Secure, the Company paid a total of $500,000 to Secure to be used as working capital and issued a total of 3,000,004 shares of its Series A Convertible Preferred Stock to the shareholders of Secure.

The following sets the business plan for Secure:

Secure was organized in 1991 to provide personal security systems to campus and other facility environments. SSI designs, manufactures, installs, and maintains these personal duress security systems. Secure’s primary markets include college and university campuses as well as mental health facilities, housing developments, and other locales where high traffic and crime potential exist.

Secure has been a technology driven company whose emphasis is on quality and customer satisfaction. The Clery Award was given to the University of Bridgeport a Secure client, in 2003, for the results of its security improvements including the use of Secure’s technology. This nationally recognized award is given to those individuals and organizations that have taken extraordinary actions in the pursuit of student safety. The University of Bridgeport went from one of the worst colleges in terms of student safety in the United States to one of the safest campuses in the country. The University has become the safest in Connecticut since implementing the technology. SSI’s technology is proprietary and accordingly, it has limited competition in the marketplace and has been considered the best solution in its class.

Industry Overview

The Student Right-To-Know and Campus Security Act (Public Law 101-542) was passed in 1990 and was signed into law by President George Bush. Title II of this Act is known as the Crime Awareness and Campus Security Act of 1990. Since then it has been amended several times (National Center of Educational Statistics, 1997). The most recent version of this law was passed by Congress as part of the Higher Education Amendments Act of 1998. Its official title under this Act is the “Jeanne Clery Disclosure of Campus Security Policy and Campus Crime Statistics Act” (Public Law 105-244).

Current regulations call for institutions to annually distribute the security report defined by the Act to all current students and employees and provide a summary of the report to any applicant for enrollment or employment upon request (Federal Register, 1992). The purpose of the legislation is largely two-fold. First, by requiring institutions to report specific crime statistics, open their criminal activity logs, and share information about their crime prevention programs with prospective students and their parents so that information about campus safety can be factored into the college choice decision. Second, by notifying students, faculty, staff, and others of criminal activity occurring on campus, individuals can be made aware of the potential risks and make active choices about their personal behavior.

On average annually between 1995 and 2000, about 7.7 million people age 18 to 24 were enrolled full or part time in a college or university. During this period, college students were victims of approximately 526,000 crimes of violence annually: rape/sexual assault, robbery, aggravated assault, and simple assault. Of these violent crimes, an average of approximately 128,100 per year involved a weapon or serious injury to the victim.

It is to this market that Secure plans to focus its marketing efforts. The solutions for these colleges are very limited and the use of Secure’s technology provides an opportunity to significantly decrease crimes of any kind on campus.

This emphasis on security is also pronounced in the healthcare arena, specifically in the mental health care facilities. Currently, healthcare facilities represent a majority of SSI’s installations. The Secure technology is applicable in any environment that is a campus like surrounding - contained and geographically definable - such as Public Housing developments, Assisted Living facilities, Federal and State prison and jail facilities.

Secure has already gone through the process and has been approved as a primary vendor for personal duress security systems for the State of New York Departments of Mental Health and Mental Retardation.

Services Offered

Secure has developed the proprietary technology for and is currently marketing an electronic personal security system that is designed for use in institutional environments such as hospitals, correctional facilities, colleges and universities, retirement communities and other institutional settings. In a mental health environment, for example, doctors and staff are frequently in a one on one situation with patients. Secure’s system allows them to discreetly summon help if needed in these, or other situations. Secure’s product takes a proactive approach to personal security, allowing law enforcement or security personnel the opportunity to respond to an individual’s distress while in process instead of responding only after an event has taken place.

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Technology

Secure’s technology involves wireless transmitters and receivers in the 300MHz frequency range. This is an unlicensed range and not regulated by the Federal Communications Commission (“FCC”) and provides for no interference from adjoining devices. SSI’s devices have been approved by the FCC, however, as required. The device used by the user is a key chain attachment that has a small transmitter. SSI’s proprietary technology is in the systems’ software ability to instantly transmit to the client security dispatch center the exact location of the user on the campus or facility. Secure has the internal capability to design, manufacture, install, and maintain these systems.

Each user of the system (e.g. employee, student) is issued a personal alarm device (“PAL”) which has a unique electronic signature identified with the user. It is small enough and light enough (weighing less than one ounce) to be easily carried on a key chain or worn as a pendant. When in a threatening situation, the user presses the button on the PAL, causing the device to transmit its unique signal. Receiving devices intercept the signal and re-transmit it, along with other data used in locating the signaling user, to a central monitoring station located in the institution’s security office and optionally to other monitoring locations in the facility and/or to security vehicles, if desired. Within seconds, the individual’s identity, including photo ID is displayed at the monitoring station(s), as is their location, which is pinpointed on a map for ease of reference (if required, the system can locate a person to a specific room). Security and/or other personnel then deploy assistance to the individual in distress. The system operates indoors, outdoors or both and accordingly can provide full facility or campus-wide coverage. Secure’s system has been credited with saving life and avoiding injury and violent crime in institutions where it is currently being used. Moreover, officials of institutions which have installed Secure’s personal security system report that merely having the PAL gives users a feeling of security and reduces the anxiety which can be associated with moving around within institutions.

Customers and Market

Secure markets its services through its staff headquartered at the company’s facility in Ocean, New Jersey, one authorized reseller, and through customer referral. Electronic personal security is a relatively new technology and the market continues to develop. Secure’s current customers have demonstrated a need and perceived usefulness for the product. SSI believes its recent contract with the State of New York will give it more visibility and credibility and that sales will further increase as customer awareness is achieved. While Secure’s primary market has been mental health facilities, it believes that colleges and universities will be a significant future market for its system.

Secure has proven the viability of its technology with several operating sites, including an installation encompassing nearly 90 acres, containing 47 different buildings and protecting nearly 2,000 individuals at the University of Bridgeport. Twenty-seven systems for the State of New York have already been installed.

Materials

The primary materials used in the manufacture of SSI’s personal security products are printed circuit boards and electronic components. These items are obtained directly from manufacturers or distributors. Secure has the necessary supply chains in place to obtain all the necessary materials to produce customer assemblies. Secure utilizes just-in-time procurement practices to maintain its materials at the proper level to support its customers’ needs. Secure maintains a minimum finished goods inventory since their model is based on `built-to-order’ only. This basically reduces the concern of obsolescence and inventory write-off. The materials required to produce most products are readily available. In most cases, the company dual-sources all materials, which insures competitive pricing and availability. Adequate amounts of materials have been available in the past and Secure believes this availability will continue in the foreseeable future.

Competition

Secure’s technology is proprietary and it has elected to treat its locating methodology as a trade secret. While a few companies have a related product, Secure knows of only one other direct competitor. Secure believes it has a technological advantage in that it can more precisely locate an individual in distress, especially in indoor environments. The State of New York, in examining related competitive technologies has determined Secure’s product to be the product of choice and Secure to be the vendor of choice.

Government Regulations

Secure’s operations are subject to FCC licensing and Secure’s devices have been approved by the FCC as required. Secure has been licensed by the FCC for two nationwide two-way licenses in the 450MHz frequency for use during installation and testing. These licenses are effective for ten years and are automatically renewable.

Employees

As of March 11, 2005, the Secure had 20 employees. These employees include 6 in manufacturing and engineering, 1 in sales and marketing, 10 in service and installation, and 3 in administration. No employees are currently covered under collective bargaining agreements.

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Facilities

The Secure operates from a 10,000 square facility, located in central New Jersey. The facility is leased under a short-term lease that expires in December 2005. Approximately 2,000 square feet of space is utilized by Engineering and Administration and the balance, 8,000 square feet, is used for Manufacturing.

The following sets forth the management for Secure. These individuals will remain in their current positions as the management and directors for Secure, the Company’s wholly owned subsidiary.

Gregory S. Lawson, President and Chief Executive Officer

Mr. Lawson, age 57, is an executive with broad experience in operational, engineering and financial management. Prior to joining the Secure, he served for four years as Executive Vice President -Operations of Checkpoint Systems, Inc., a world leader in electronic article surveillance and access control systems. At Checkpoint Mr. Lawson was responsible for all research and development, manufacturing, quality assurance and facilities management. Among his achievements were bringing three new factories on line controlling six different technologies and for increasing Checkpoint’s intellectual property portfolio by 100%. Mr. Lawson had profit and loss responsibilities for foreign operations while at Checkpoint. Mr. Lawson holds an MBA. Mr. Lawson also served McDonnell Douglas Computer Systems Company from 1976 to 1988 in several capacities, including Vice President of Worldwide Operations for a period of 10 years.

Stephen E. Roman, Vice President - Finance and Chief Financial Officer

Mr. Roman, age 57, holds a MBA degree and is a Certified Public Accountant. He has “Big 5” accounting experience and became Controller of Radiofone Corporation when it was founded in 1972. Radiofone, a publicly held radio paging service provider, became the largest such company in the U.S. by 1982. Mr. Roman was named Vice President of Radiofone in 1977. In addition to his responsibilities for finance and accounting, he was COO and second in command to the President and Chairman, overseeing all other daily activities of Radiofone. Radiofone was subsequently sold to broadcaster Metromedia, Inc., where Mr. Roman became manager of the telecommunications unit. Prior to joining Secure, Mr. Roman was self-employed as a consultant, serving as CFO to companies (some publicly held) on a part time basis. He has over 26 years of experience in corporate finance, SEC and tax matters, and has been involved in the start-up and day-to-day operational activities of several other companies.

Douglas Morrison, Director of Engineering and Product Development

Mr. Morrison, age 55, has been a systems engineer for the past 25 years, having unique abilities in hardware and software design in a radio frequency environment. After working as a field engineer with Motorola in the 1970’s, he became Vice President of Engineering at Radiofone Corp. At Radiofone, Mr.

Morrison engineered and designed what was to become the largest contiguous radio paging (beeper) system in the U.S., recognized as being a technologically superior system by the industry. By his design of a special interface, Radiofone was able to be the first paging company to offer numeric display paging and his development of a data entry protocol for alphanumeric paging is still in use today. In addition to the Radiofone system, he was involved in the engineering and design of other wide area paging systems and other special design projects.

As Director of Engineering of the Secure since its inception, Mr. Morrison is responsible for the hardware and software design of the Secure’s electronic personal security system.

Donald Ullery, Vice President - Manufacturing

Mr. Ullery, age 69, is a manufacturing executive with over 30 years of production and quality control experience. For fifteen years, Mr. Ullery worked for EAC Industries, a leading manufacturer of military communications systems. His duties and accomplishments included the establishing of manufacturing facilities, expanding their capabilities as demand dictated and streamlining all facets of production for cost effectiveness and quality control. Mr. Ullery, who became Vice President of EAC, also has experience with the design and production of computer driven “smart” private telephone systems and pay telephones.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On March 11, 2005, the Company closed on a short term bridge financing of $504,000. Pursuant to the terms of the offering, the Company had a minimum raise of $500,000 and a maximum raise of $700,000. As of March 11, 2005, the Company raised the minimum of $500,000 and these proceeds were distributed to Secure as part of that transaction. Each of the investors in this financing received six (6) month notes with a twelve (12%) percent annual interest rate. In addition, 504,000 shares were issued to these investors. These shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933.

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These shares of common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by the Company did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, the size of the offering, and the manner of the offering. The Company did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market, and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In consideration for the acquisition of all of the outstanding shares of Secure, the Company issued a total of 3,000,004 shares of its Series A Convertible Preferred Stock to the shareholders of Secure. These shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933.

These shares of common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by the Company did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, the size of the offering, and the manner of the offering. The Company did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market, and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On March 10, 2005, Paul Patrizio, resigned from the Board of Directors and as Executive Vice President, Principal Financial Officer and Secretary. Such resignation was in accordance with the terms of an Agreement and is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practice. In accordance with his resignation, Mr. Patrizio agreed to return a total of 1,289,848 shares of the Company’s common stock to the Company.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(a)     Financial Statements of Business Acquired.

Audited Financial Statements of Secure System, Inc. as of December 31, 2004 and 2003.

Independent Auditors’ Report of Rosenberg Rich Baker Berman & Company

Balance Sheets

Statements of Operations

Statements of Stockholders’ Equity

Statements of Cash Flows

Notes to Financial Statements

(b)      Pro Forma Financial Information (Unaudited).

Unaudited Pro Forma Consolidated Financial Statements of Somerset International Group, Inc.

Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2004.

Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2004.

Notes to Unaudited Pro Forma Consolidated Financial Statements.

(c) Exhibits.

None.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Somerset International Group, Inc.

By: /s/ John X. Adiletta
JOHN X. ADILETTA
President

Dated: May 9, 2005

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Secure System, Inc.

Financial Statements

December 31, 2004 and 2003

Secure System, Inc.

Index to the Financial Statements

December 31, 2004 and 2003

Page

Independent Auditors’ Report	1

Financial Statements

Balance Sheets	2

Statements of Operations	3

Statement of Stockholders’ Equity	4

Statements of Cash Flows	5

Notes to the Financial Statements	6-11

Independent Auditors’ Report

To the Board of Directors and Stockholders of

Secure System, Inc.

We have audited the accompanying balance sheets of Secure System, Inc. as of December 31, 2004 and 2003, and the related statements of operations, stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of Secure System, Inc. as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Bridgewater, New Jersey

April 8, 2005

Secure System, Inc.

Balance Sheets

	December 31,
	2004	2003
Assets
Current Assets
Cash	$177,242	$36,151
Accounts receivable	118,464	239,142
Inventories	374,358	451,979
Deferred tax asset	-	68,800
Due from officers	-	20,000
Prepaid expenses	20,838	23,486
Deposits	9,554	9,554
Total Current Assets	700,456	849,112

Deferred tax asset	91,872	444,725
Property and equipment, net of accumulated depreciation	28,671	38,121
Total Assets	820,999	1,331,958
Liabilities and Stockholders’ Equity (Deficit)
Current Liabilities
Accounts payable and accrued expenses	181,833	122,034
Accrued interest	31,495	252,118
Stockholder note payable - current maturities	150,000	503,632
Bank line of credit	50,000	50,000
Long-term debt - current maturities	-	30,000
Deferred revenue	62,572	74,672
Total Current Liabilities	475,900	1,032,456
Stockholder note payable, net of current maturities	620,487	-
Total Liabilities	1,096,387	1,032,456
Stockholders’ Equity (Deficit)
Common stock, no par value, 63,000,000 shares authorized; 3,956,747 and 3,951,747 shares issued and outstanding, respectively	6,540,70	6,538,760
Accumulated deficit	(6,816,148)	(6,239,258)
Total Stockholders’ Equity (Deficit)	(275,388)	299,502
Total Liabilities and Stockholders’ Equity	$820,999	$1,331,958

See notes to the financial statements.

Secure System, Inc.

Statements of Operations

	Year Ended December 31,
	2004	2003
Revenues
Subscription revenues	$225,211	$225,147
System sales	1,504,603	1,641,531
Other system revenues	358,853	187,804
	2,088,667	2,054,482
Costs and Expenses
Material cost of systems sold	383,963	376,748
Manufacturing overhead costs	279,375	261,133
Installation, maintenance and service costs	779,627	884,780
Engineering and development	119,806	110,957
Selling and marketing expenses	34,913	1,200
General and administrative expenses	704,726	668,479
Depreciation expense	17,034	12,810
Total Costs and Expenses	2,319,444	2,316,107
Loss From Operations	(230,777)	(261,625)
Other Income (Expense)
Interest income	50	267
Forgiveness of officer loan	(20,000)	-
Interest expense	(50,719)	(36,773)
Total Other Income (Expense)	(70,669)	(36,506)
Loss Before Income Taxes	(301,446)	(298,131)
Provision for Income Taxes	(275,444)	(13,259)

Net Loss	$(576,890)	$(311,390)

See notes to the financial statements.

Secure System, Inc.

Statement of Stockholders’ Equity (Deficit)

	Common Stock
	Shares	Amount	Accumulated Deficit	Total
Balance January 1, 2003	3,951,747	$6,538,760	$(5,927,868)	$610,892
Net Loss	-	-	(311,390)	(311,390)
Balance December 31, 2003	3,951,747	6,538,760	(6,239,258)	299,502
Exercise of stock options	5,000	2,000	-	2,000
Net Loss	-	-	(576,890)	(576,890)
Balance December 31, 2004	3,956,747	$6,540,760	$(6,816,148)	$(275,388)

See notes to the financial statements.

Secure System, Inc.

Statements of Cash Flows

	For the Year Ended December 31,
	2004	2003
Cash flows from operating activities
Net Loss	$(576,890)	$(311,390)
Adjustments to Reconcile Net Loss to Net Cash Provided (Used) by Operating Activities
Deferred income taxes	421,653	12,134
Forgiveness of officer loans	20,000	-
Deferred revenue	(12,100)	37,286
Depreciation	17,035	12,810
Changes in Assets and Liabilities
Accounts receivable	120,678	95,896
Inventories	77,621	52,360
Prepaid expenses	2,648	(9,997)
Accounts payable and accrued expenses	59,799	14,724
Accrued interest	46,232	29,885
Net Cash Provided (Used) by Operating Activities	176,676	(66,292)
Cash Flows From Investing Activities
Cash paid for property and equipment	(7,585)	(17,277)
Net Cash Used by Investing Activities	(7,585)	(17,277)
Cash Flows From Financing Activities
Repayment of long term debt	(30,000)	(30,000)
Proceeds from line of credit	-	25,000
Proceeds from exercise of stock options	2,000	-
Net Cash Used by Financing Activities	(28,000)	(5,000)
Net Increase (Decrease) in Cash	141,091	(88,569)
Cash at Beginning of Year	36,151	124,720
Cash at End of Year	$177,242	$36,151
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for:
Interest	$4,487	$6,890
Income taxes	$1,075	$750

NON-CASH INVESTING AND FINANCING ACTIVITIES

During the year ended December 31, 2004, the Company converted $266,855 of accrued interest due to a stockholder to a note payable.

See notes to the financial statements.

Secure System, Inc.

Notes to the Financial Statements

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Organization

Secure System, Inc. (the Company) is a New Jersey Corporation formed in 1991 for the purpose of developing and marketing an electronic personal security system.

Accounts Receivable

Management believes that accounts receivable are fully collectible and that no allowance for uncollectible accounts is needed.

Inventories

Inventories are valued at the lower of cost, determined on a first-in , first-out method, or market.

Depreciation and Amortization

The cost of property and equipment is depreciated for financial reporting purposes on a straight-line basis over the estimated useful lives of the assets: 3-5 years for furniture and equipment. Leasehold improvements are amortized over the shorter of the estimated useful lives or the underlying lease term. Repairs and maintenance expenditures which do not extend the useful lives of the related assets are expensed as incurred.

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the bases of assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes also are recognized for operating losses that are available to offset future federal and state income taxes.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CONCENTRATIONS OF BUSINESS AND CREDIT RISK

At times throughout the year, the Company may maintain certain bank accounts in excess of FDIC insured limits.

The Company provides credit in the normal course of business to customers located in the Northeast section of the United States. The Company performs ongoing credit evaluations of its customers and maintains allowances for doubtful accounts based on factors surrounding the credit risk of specific customers, historical trends, and other information. The Company earned a majority of their revenues from three customers during the years ended December 31, 2004 and 2003.

Secure System, Inc.

Notes to the Financial Statements

INVENTORIES

Inventories consist of the following:

	December 31,
	2004	2003
Raw materials	$183,197	$248,644
Work in process	157,472	147,331
Finished goods	33,689	56,004
Total	$374,358	$451,979

PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

	December 31,
	2004	2003
Leasehold improvements	$14,447	$14,447
Factory equipment	7,956	7,956
Office furniture and equipment	26,972	26,972
Molds and tooling	23,102	23,102
Vehicles	18,941	11,802
Installation equipment	8,024	8,024
Demo/show equipment	11,952	11,952
Engineering equipment	87,673	87,227
Subtotal	199,067	191,482
Less accumulated depreciation	(170,396)	(153,361)
Net Book Value	$28,671	$38,121

DUE FROM OFFICERS

Due from officers at December 31, 2003 represents loans to two officers of the Company, which bear interest at 5% per annum and are due upon demand. In accordance with employment agreements entered into with the two officers, the Company forgave the loans during the year ended December 31, 2004.

Secure System, Inc.

Notes to the Financial Statements

BANK LINE OF CREDIT

The Company has an available line of credit for $50,000. The credit line bears interest at 5.74% and is unsecured. At December 31, 2004 and 2003, $50,000 was outstanding. Subsequent to December 31, 2004, the line of credit was repaid.

STOCKHOLDER NOTE PAYABLE

The terms of the stockholder note payable is as follows:

Promissory note to stockholder of $770,487 and $503,632 at December 31, 2004 and 2003 bearing interest at the prime rate published in the Wall Street Journal, compounded yearly. The note plus accrued interest matured on December 31, 2001. On July 1, 2004, the Company amended the note to add accrued interest through June 30, 2004 of $266,855 to the principal amount of the note and adjust the interest rate to 10%. The new principal amount of the note will be repaid with a $150,000 payment in 2005 and monthly payments of $17,928 including interest beginning March 1, 2006 and ending July 1, 2009.

Total maturities of the note are as follows:

Year Ending December 31,
2005	$150,000
2006	159,449
2007	196,946
2008	206,810
2009	57,282
$770,487

COMMITMENTS

Operating Lease

The Company leases certain office space under an operating lease which expired December 31, 2004 and was subsequently renewed through December 31, 2005 for a total rent of $72,296.

Rent expense was $78,738 and $78,791 in 2004 and 2003, respectively.

Employment and consulting agreements

On July 1, 2004, the Company entered into an employment and consulting agreement with its chief executive officer. The employment phase of the agreement is for a period of fifteen months beginning on July 1, 2004 and the consulting phase of the agreement is for a period of twenty-one months and shall commence immediately upon the conclusion of the employment phase. As compensation the chief executive officer shall receive an annual salary of $165,000 during the employment phase and a total of $121,250 during the consulting phase. In addition, the Company forgave $10,000 due from the chief executive officer.

On July 1, 2004, the Company entered into an employment and consulting agreement with its vice president. The employment phase of the agreement is for a period of thirteen months beginning on July 1, 2004 and the consulting phase of the agreement is for a period of twenty-three months and shall commence immediately upon the conclusion of the employment phase. As compensation the chief financial officer shall receive an annual salary of $148,500 during the employment phase and a total of $85,833 during the consulting phase. In addition, the Company forgave $10,000 due from the vice president.

Secure System, Inc.

Notes to the Financial Statements

COMMITMENTS, Continued

Management agreement

On July 1, 2004, the Company entered into a management agreement with a Somerset International Group, Inc., which subsequent to the year ended December 31, 2004 acquired 100% of the outstanding stock of the Company. Pursuant to the agreement Somerset International Group, Inc. shall provide financial advisory, management and consulting services to the Company. In consideration of their services, Somerset International Group, Inc. shall receive an annual fee equal to 2% of the gross annual receipts of the Company. For the year ended December 31, 2004, management fees were $16,329. The agreement shall be in effect until such time as Somerset International Group, Inc. owns less than 10% of the outstanding shares of the Company.

INCOME TAXES

The income tax provision consists of:

	December 31,
	2004	2003
Deferred taxes - Federal	$394,653	$(9,100)
Deferred taxes - State	27,000	(3,034)
Current taxes - State	(146,209)	(1,125)
	$275,444	$(13,259)

In 1998, the State of New Jersey enacted legislation allowing emerging technology and/or biotechnology companies to sell their unused New Jersey Net Operating Loss (“NOL”) Carryover and Research and Development Tax Credits (“R&D” Credits) to corporate taxpayers in New Jersey. During the year ended December 31, 2004, the Company entered into an agreement under which it sold a portion of its New Jersey NOL carryover. The gross proceeds of this transaction were $147,284 and was recorded as a benefit in the accompanying financial statements.

Deferred income taxes are provided for certain income and expenses which are recognized in different periods for tax and financial reporting purposes. Sources of temporary differences and the resulting tax asset is as   follows:

	Federal	State
Year Ended December 31, 2004
Net operating loss carryforward	$6,810,009	$300,000
Applicable tax rate	34%	9%
Total deferred tax asset	2,315,403	27,000
Valuation allowance	(2,223,531)	-
Net deferred tax asset	$91,872	$27,000

Year Ended December 31, 2003
Net operating loss carryforward	$6,510,878	$3,932,501
Applicable tax rate	34%	9%
Total deferred tax asset	2,213,699	353,925
Valuation allowance	(1,770,959)	(283,140)
Net deferred tax asset	$442,740	$70,785

Secure System, Inc.

Notes to the Financial Statements

INCOME TAXES, Continued

As of December 31, 2004, the Company has net operating loss carryforwards which may be used to reduce federal and state taxable income and tax liabilities in future years as follows:

Available Through	Federal	State
2008	$466,208	$-
2009	1,724,893	-
2010	1,742,709	-
2011	796,957	300,000
2012	870,448	-
2018	349,932	-
2019	206,325	-
2020	54,406	-
2023	298,131	-
2004	300,000	-
	$6,810,009	$300,000

In accordance with Internal Revenue Code §382, net operating loss carryforwards are subject to limitation upon change in control, if the percentage of the stock of the loss corporation that is owned by 5% of shareholders increases by more than 50% points. Upon effect of the merger with SECSYS Acquisition Corp. (see subsequent event footnote). The Company’s net operating loss carryforwards have been limited to approximately $100,000 per year for a total carryforward of approximately $954,000.

SIMPLE IRA PLAN

The Company has a Simple IRA pension plan. The Company will contribute a matching contribution to each eligible employee’s Simple IRA equal to the employee’s salary reduction contributions up to a limit of 3% of the employee’s compensation. The employer contribution for the years ended December 31, 2004 and 2003 were $18,756 and $14,750, respectively.

STOCK OPTIONS

In December 1994, the Company adopted the Secure System, Inc. Stock Option Plan. Under the plan the Company may issue options to purchase up to 200,000 shares of the Company’s common stock, at a price equal to the fair market value determined by management at the time of issuance.

A summary of the status of the Company’s outstanding stock options as of December 31, 2004, and the changes during the year is presented below:

	Number of Shares	Weighted Average Exercise Price
Options outstanding at January 1, 2004	40,000	$0.40
Granted	-	-
Exercised	5,000	0.40
Forfeited	35,000	0.40
Options outstanding at December 31, 2004	-	$-

Secure System, Inc.

Notes to the Financial Statements

STOCK OPTIONS, Continued

	Number of Shares	Weighted Average Exercise Price
Options outstanding at January 1, 2003	40,000	$0.40
Granted	-	-
Exercised	-	-
Forfeited	-	-
Options outstanding at December 31, 2003	40,000	$0.40

PREFERRED STOCK

The Company has the authority to issue 7,000,000 shares of preferred stock. At December 31, 2004 and 2003 there was no preferred stock issued or outstanding.

SUBSEQUENT EVENT

On June 15, 2004, the shareholders of the company entered into an Agreement and Plan of Merger with Somerset International Group, Inc. and SECSYS Acquisition Corp., a wholly owned subsidiary of Somerset International Group, Inc. Effective March 11, 2005, the Company was merged into SECSYS Acquisition Corp.

________________________________________________________________________

Somerset International Group, Inc.

Introduction to the Unaudited

Pro Forma Consolidated Financial Statements

The following unaudited pro forma consolidated statement of operations give effect to the merger with SECSYS Acquisition Corporation, a wholly owned subsidiary of Somerset International Group, Inc. (the “Company”), by Secure System, Inc. (“SSI”) on March 11, 2005. The December 31, 2004 financial statements presented below were derived from: (a) the audited financial statements for the Company for the year ended December 31, 2004; (b) the audited financial statements of SSI for the year ended December 31, 2004. The unaudited pro forma consolidated financial statements give effect to the acquisition as if it occurred on December 31, 2004 for the balance sheet and as of January 1, 2004 for the statement of operations.

The unaudited pro forma consolidated financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with the Company’s audited financial statements for the years ended December 31, 2004. None of the pro forma consolidated financial statements included herein purport to be indicative of the Company’s results of operations that would have occurred had the transaction been completed as of or at the beginning of the periods presented, nor do such statements purport to indicate the Company’s results of operations at any future date or for any future period.

The pro forma adjustments are based upon a preliminary valuation of SSI’s assets and liabilities. The final allocation of the purchase price will be determined based upon a determination of the fair value of SSI’s tangible and identifiable intangible assets acquired and liabilities assumed. The actual results of operations will differ, perhaps significantly from the unaudited pro forma amounts reflected because of a variety of factors, including access to additional information and changes in value not currently identified.

Somerset International Group, Inc.

Unaudited Pro Forma Consolidated Balance Sheet

December 31, 2004

	Somerset	Secure	Pro Forma adjustments	Consolidated
Assets
Current Assets

Cash	$ 115	$ 177,242	$ 279,000[1]	$ 456,357
Accounts receivable		118,464		118,464
Inventories		374,358		374,358
Prepaid expenses		20,838		20,838
Deposits		9,554		9,554
Total Current Assets	115	700,456	279,000	979,571

Deferred tax asset		91,872		91,872

Property and equipment		28,671		28,671

Goodwill and intangible assets			3,275,392[2,6]	3,275,392

Total Assets	$ 115	$ 820,999	$ 3,554,392	$ 4,375,506

Liabilities and Stockholders’ Deficit
Current Liabilities

Accounts payable and accrued expenses	101,226	181,833	(25,000)[3]	258,059
Promissory notes payable,
net of discount	364,286		352,800[1,8]	717,086
Accrued interest	35,000	31,495		66,495
Current maturities- Stockholder note		150,000	(150,000)[4]
Bank line of credit		50,000	(50,000)[5]
Deferred revenue		62,572		62,572

Total Current Liabilities	500,512	475,900	_127,800	1,104,212

Stockholder note payable, net
of current maturities		620,487		620,487

Total Liabilities	500,512	1,096,387	_127,800	1,724,699

Convertible redeemable preferred stock			3,000,004[2]	3,000,004

Stockholders’ Deficit

Common stock	5,700	6,540,760	(6,540,256)[6,8]	6,204
Capital in excess of par value	25,891,130		150,696[8]	26,041,826
Accumulated deficit	26,397,227)	((6,816,148)	6,816,148[6]	(26,397,227)
Total Stockholders’ Deficit	___(500,397)	__(275,388)	__426,588	___(349,197)

Total Liabilities and
Stockholders’ Deficit	$ 115	$ 820,999	$3,554,392	$ 4,375,50

6

Somerset International Group, Inc.

Unaudited Pro Forma Consolidated Statement of Operations

For the year ended December 31, 2004

Income statement	Somerset	Secure	Pro Forma adjustments	Consolidated

Revenues	$	$ 225,211		$ 225,211
Subscription revenues		1,504,603		1,504,603
System sales
Other system revenues		358,853		358,853
Other operating revenues	____1,000			____1,000
Total revenues	1,000	2,088,667		2,089,667

Costs and expenses
Material cost of sys sold		383,963		383,963
Manufacturing overhead costs		279,375		279,375
Install and service costs		779,627		779,627
Engineering and development		119,806		119,806
Selling and marketing exp		34,913		34,913
Gen and Admin expenses	1,163,475	704,726		1,868,201
Depreciation expense		___17,034		____17,034
Total costs and expenses	1,163,475	2,319,444		3,482,919

Loss from operations	(1,162,475)	(230,777)		(1,393,252)

Other income (expense)
Interest income		50		50
Forgiveness of officer loan		(20,000)		(20,000)
Amort of debt discount	(22,786)		(151,200)[8]	(173,986)
Interest expense	(36,517)	(50,719)		(87,236)
Total other income (exp)	(59,303)	(70,669)	(151,200)	(281,172)

Loss before income taxes	(1,221,778)	(301,446)	(151,200)	(1,674,424)

Provision for income taxes		(275,444)		(275,444)

Net loss	(1,221,778)	(576,890)	(151,200)	(1,949,868)

Dividends on preferred stock			__(240,000)[7]	__(240,000)

Net loss attributable to

Loss per share	$(.37)			$(.58)

Weighted average shares	3,275,817			3,779,817

Somerset International Group, Inc.

Notes to Unaudited Pro Forma Consolidated Financial Statements

1. ACQUISITION

On June 15, 2004, the Company, through a newly created wholly owned subsidiary, which owned no assets as of June 30, 2004, entered into an Agreement and Plan of Merger with a New Jersey Corporation which provides wireless security products and services. The closing was subject to a financing for an investment of five hundred thousand dollars ($500,000) to provide working capital to the merged company. In addition, the Company was to issue three million and four dollars ($3,000,004) of Redeemable Convertible Preferred Stock to the shareholders of the wireless company and assume SSI’s indebtedness. The financing for the acquisition of the wireless security products and services company was completed on March 11, 2005 and the transaction was closed on March 11, 2005.

2. PRO FORMA ADJUSTMENTS

For purposes of determining the pro forma effect of the acquisition of SSI on the Company’s statements of operations as of and for the year ended December 31, 2004, the following adjustments were made:

1 –	Represents the net cash available after receipts of $504,000 in promissory notes payable and disbursements of $225,000 (see 3,4,5), in accordance with the merger agreement.

2 -	Represents the investment in SSI comprising 3,000,004 shares of redeemable convertible preferred stock in accordance with the merger agreement valued at $1.00 per share.

3 -	Represents the payment of a broker fee in accordance with the merger agreement.

4 -	Represents the payment on a shareholder loan in accordance with the merger agreement.

5 -	Represents the final payment of a bank loan in accordance with the merger agreement.

6 -	Represents elimination of investment in subsidiary and the application of FAS 141.

7 -	Represents preferred stock dividends for the year ended December 31, 2004.

8 -	Represents debt discount and related amortization associated with the issuance of 504,000 common shares to the providers of the promissory notes payable.

3. RECLASSIFICATIONS

None.